Exhibit 3.103

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE  AND CORRECT COPY  OF THE CERTIFICATE OF FORMATION OF “DLP PARTNER WILSON RUTHERFORD, LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JANUARY, A.D. 2014, AT 6:02 O’CLOCK P.M.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
5470091 8100	AUTHENTICATION:	1083841

140084200	DATE:	01-24-14

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:14 PM 01/23/2014
FILED 06:02 PM 01/23/2014
SRV 140084200 - 5470091 FILE

CERTIFICATE OF FORMATION
OF

DLP PARTNER WILSON RUTHERFORD, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.             The name of the limited liability company is DLP Partner Wilson Rutherford, LLC (the “Company”).

2.             The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.             This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 22nd day of January 2014.

/s/ Christy S. Green
Christy S. Green
Authorized Person